Exhibit 32
CERTIFICATION
In connection with the quarterly report of ERICO International Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to such officer’s knowledge:
1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 9, 2006

	By:	/s/ William H. Roj

	Name:	William H. Roj
	Title:	Chairman, Chief Executive Officer
and Director

	By:	/s/ Jeffrey R. Steinhilber

	Name:	Jeffrey R. Steinhilber
	Title:	Chief Financial Officer and Director